CONCORD SOLUTIONS

June, 14, 2012

Ronald K. Sable
President

Mr. Joseph D. Reid
Chairman
Capitol Bancorp Ltd.
200 Washington Square North
Lansing MI 48933

Dear Chairman Reid:

This letter is submitted to reflect my formal resignation from the Board of Directors of Capitol Bancorp Ltd., effective at the close of business today, June 14, 2012.
I wish you and the entire organization much success in the future.

Sincerely,

Ronald K Sable
6561 N Mesa View Drive
Tucson AZ 85718